Exhibit 99.06

Southern Company

Financial Overview

(In Millions of Dollars)

3 Months Ended December				Year-to-Date December

	2007	2006	% Change	2007	2006	% Change

Consolidated –
Operating Revenues	$3,340	$3,152	6.0%	$15,353	$14,356	6.9%
Earnings Before Income Taxes	233	234	-0.6%	2,569	2,353	9.2%
Net Income	204	188	8.3%	1,734	1,573	10.2%

Alabama Power –
Operating Revenues	$1,192	$1,120	6.4%	$5,360	$5,015	6.9%
Earnings Before Income Taxes	114	136	-16.2%	967	873	10.8%
Net Income Available to Common	71	80	-10.2%	580	518	11.9%

Georgia Power –
Operating Revenues	$1,627	$1,579	3.0%	$7,572	$7,246	4.5%
Earnings Before Income Taxes	137	105	30.9%	1,260	1,234	2.0%
Net Income Available to Common	117	76	54.4%	836	787	6.2%

Gulf Power –
Operating Revenues	$289	$275	4.9%	$1,260	$1,204	4.6%
Earnings Before Income Taxes	14	10	37.7%	135	125	8.4%
Net Income Available to Common	10	7	40.8%	84	76	10.7%

Mississippi Power –
Operating Revenues	$251	$235	6.8%	$1,114	$1,009	10.4%
Earnings Before Income Taxes	7	11	-34.4%	138	132	4.4%
Net Income Available to Common	4	7	-50.0%	84	82	2.5%

Southern Power –
Operating Revenues	$188	$174	8.2%	$972	$777	25.1%
Earnings Before Income Taxes	11	44	-75.9%	215	206	4.3%
Net Income Available to Common	8	27	-69.1%	132	124	5.8%

Notes

- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-K.